                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48706 and 333-31717) pertaining to the CytRx Corporation 401(k) Profit-Sharing Plan of our report dated June 23, 1999 with respect to the financial statements and supplemental schedules of the CytRx Corporation 401(k) Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                        /s/ Ernst & Young LLP

Atlanta, Georgia
June 23, 1999



                                       14